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[LOGO] VALUE ADVANTAGE                      GROUP VARIABLE ANNUITY APPLICATION
       PLUS                                FORTIS BENEFITS INSURANCE COMPANY -
                                             P.O. BOX 64272, ST. PAUL, MN 55164

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1. PARTICIPANT
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Name    DOE                  JOHN                      A
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address 100 LAKE ST
        ----------------------------------------------------------------------
        Street

        ST. PAUL              MN                       50000
        ----------------------------------------------------------------------
        City                  State                     Zip

Phone   (123) 456-7890
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SOC. SEC. # /1/2/3/ /4/5/ /6/7/8/9/         /X/ Citizen of U.S.
                                            / / Resident Alien of U.S.
DATE OF BIRTH /01/ /02/ /60/                / / Other
             (Month Day Year)                   ------------------------------
                                                ------------------------------
Sex: /X/ Male  / / Female

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2. CO-PARTICIPANT (optional)
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Name
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address
        ----------------------------------------------------------------------
        Street

        ----------------------------------------------------------------------
        City                  State                     Zip

Phone   (   )
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SOC. SEC. # / / / / / / / / / / / /         / / Citizen of U.S.
                                            / / Resident Alien of U.S.
DATE OF BIRTH / / / / / /                   / / Other
             (Month Day Year)                   ------------------------------
                                                ------------------------------
Sex: / / Male  / / Female


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3. ANNUITANT (if other than participant)
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Name
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address
        ----------------------------------------------------------------------
        Street

        ----------------------------------------------------------------------
        City                  State                     Zip

Phone   (   )
        ----------------------------------------------------------------------

SOC. SEC. # / / / / / / / / / / / /         / / Citizen of U.S.
                                            / / Resident Alien of U.S.
DATE OF BIRTH / / / / / /                   / / Other
             (Month Day Year)                   ------------------------------
                                                ------------------------------
Sex: / / Male  / / Female

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4. ADDITIONAL ANNUITANT (optional)
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Name
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address
        ----------------------------------------------------------------------
        Street

        ----------------------------------------------------------------------
        City                  State                     Zip

Phone   (   )
        ----------------------------------------------------------------------

SOC. SEC. # / / / / / / / / / / / /         / / Citizen of U.S.
                                            / / Resident Alien of U.S.
DATE OF BIRTH / / / / / /                   / / Other
             (Month Day Year)                   ------------------------------
                                                ------------------------------
Sex: / / Male  / / Female

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5. BENEFICIARY
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                                PRIMARY

Name    DOE                  MARY                      U
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address SAME AS #1
        ----------------------------------------------------------------------
        Street

        ----------------------------------------------------------------------
        City                  State                     Zip

        WIFE                         /2/3/4/ /5/6/ /7/8/9/0/
        ----------------------
        Relationship                 Social Security # (Optional)

                                CONTINGENT

Name    DOE                  JANE                      M
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address 120 1st. AVE
        ----------------------------------------------------------------------
        Street

        ST. PAUL              MN                        50000
        ----------------------------------------------------------------------
        City                  State                     Zip

        DAUGHTER                     /3/4/5/ /6/7/ /8/9/0/2/
        ----------------------
        Relationship                 Social Security # (Optional)

/ /  ADDITIONAL BENEFICIARY INFORMATION ATTACHED.

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6. TYPE OF PLAN REQUESTED
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/X/ NON-QUALIFIED
/ / QUALIFIED (check appropriate box)
    / / Standard IRA
    / / IRA Transfer from IRA
    / / IRA Rollover from IRA
    / / Direct Rollover
    / / (IRA Rollover from Employer Plan)
    / / SEP-IRA (including SARSEP)
    / / 403(b) (TDA, TSA)
    / / KEY Plan (circle):
    / / Profit Sharing  Money Purchase
    / / Other Employer Qualified Plan
        (Employer's name)
                         -----------------------------------------------------
    / / Other
        (Employer's name)
                         -----------------------------------------------------

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7. ANNUITIZATION
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The age lifetime income payments begin
                                       ---------------------------------------
If no age is selected, a maximum of age 110 will be used.

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8. TELEPHONE TRANSFER AUTHORIZATION
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/X/ I have read the telephone transfer authorization terms in the prospectus and elect telephone transfers.
    (If this box is checked it is not necessary to complete the telephone transfer section of the Variable Annuity Service Request Form.)

                                   APPLICATION CONTINUES

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Name    SAME AS #1
        ----------------------------------------------------------------------
        Last                 First                     Middle

Address
        ----------------------------------------------------------------------
        Street

        ----------------------------------------------------------------------
        City                  State                     Zip

/X/ Send Bill         / / Pre-Authorized Check-form attached

Will this be added to an existing retirement plan?
/ / Yes               /X/ No      If yes, please list:

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Employer name

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Employer address

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10. PURCHASE PAYMENT/PAYMENT ALLOCATION
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/X/ Single Purchase Payment $ 30,000
                             -------------------------------------------------
/ / Additional Purchase Payments of $               per
                                     --------------     ----------------------

PAYMENT ALLOCATION: USE WHOLE %. MUST TOTAL 100%.

SUBACCOUNTS:                              HIGH YIELD BOND
AGGRESSIVE GROWTH                          ___% Federated High Yield
___% MFS Emerging Growth                   ___% MFS High Income
___% Strong Discovery                     BALANCED
GROWTH                                     ___% TCI Balanced
100% Alliance Premier Growth              INDEX
___% Montgomery Growth                     ___% Dreyfus Stock Index
___% TCI Growth                           CORPORATE BOND
INTERNATIONAL STOCK                        ___% Dreyfus Quality Bond
___% Alliance International                ___% Strong Advantage
___% Lexington Emerging Markets           GOVERNMENT BOND
___% Montgomery Emerging Markets           ___% Strong Government Bond
___% Strong International                 MONEY MARKET
SPECIALTY                                  ___% Alliance
___% Dreyfus Managed Assets                ___% Other
___% Federated Utility                     ___% {xxxxxxxxxx}
___% Lexington Natural Resources           ___% {xxxxxxxxxx}
___% Van Eck Gold and Natural Resources    VA FIXED ACCOUNT GUARANTEE PERIODS:
INTERNATIONAL BOND                         ___% 1 Year
___% MFS World Government                  ___% 2 Year
___% Van Eck Worldwide Bond                ___% 3 Year
GROWTH & INCOME                            ___% 4 Year
___% Dreyfus Growth & Income               ___% 5 Year
___% Federated Equity Growth & Income      ___% 6 Year
                                           ___% 7 Year
                                           ___% 8 Year
                                           ___% 9 Year
                                           ___% 10 Year
                                           100% TOTAL INCLUDES BOTH COLUMNS

                                          (If no allocations are indicated,
                                          the total purchase payment will
                                          be allocated to the Money
                                          Market Subaccount.)

Will this annuity replace or change any existing life insurance or annuity in this or any other company?

/ /  Yes   /X/  No   If yes, list insurance company.

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12. SPECIAL REQUESTS
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/ /  Check if additional forms are attached.

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13. SUITABILITY
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(NOTE: Must be completed with each application unless you provide suitability information to your broker/dealer on a different form.)

SMITH & DOE
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Employer

20 STATE ST.
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Business address

ST. PAUL                        MN                 50001
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City                            State              Zip

ATTORNEY
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Occupation                                         Age (optional)

Are you associated with or employed by an NASD member?

/ /  Yes    /X/  No

Estimated Annual Income                  $ 80,000    / /  Declined
(all sources)                        ---------------

Estimated Net Worth                       $120,000   / /  Declined
(exclusive of family residence)      ---------------

Estimated Tax Bracket                       30%      / /  Declined
                                      --------------
INVESTMENT OBJECTIVES:

/ /  Safety of Principal
/ /  Income (cash generating)
/X/  Growth (long term capital appreciation)
/ /  Diversification
/ /  Other (please specify)
                           ---------------------------------------------------

Jack White & Company Account Number ------------------------------------------
                                                 (if applicable)

                             APPLICATION CONTINUES

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I hereby represent my answers to the previous questions to be true to the best of my knowledge. Under penalties of perjury, I certify that the Social Security number or taxpayer identification number set forth above is correct. I UNDERSTAND THAT ANNUITY PAYMENTS AND CONTRACT VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT, ARE NOT GUARANTEED. Receipt of a prospectus for the annuity product hereby applied for is acknowledged.

All payments and values based on the fixed account are subject to a market value adjustment formula, which may result in upward and downward adjustments in amounts payable.

If I live in a community property state, I may need my spouse's written consent whenever I name a person other than my spouse as my beneficiary. I am responsible to know if that consent is needed and to obtain that consent if it is required.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

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14. REGISTERED REPRESENTATIVE STATEMENTS
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Will this annuity replace or change any existing life insurance or annuity in this or any other company?

/ /  Yes    /X/  No

If yes, please explain and attach the necessary transfer paperwork and replacement form.

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15. SIGNATURES
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JOHN DOE
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Owner(s)


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Owner(s)


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Annuitant(s)


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Annuitant(s)


10-6-95
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Date

ANYSTATE
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State in which application is signed

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16. DEALER/REPRESENTATIVE INFORMATION
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JAMES SMITH
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Representative's name (please print)

Jack White & Company
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Name of Broker/Dealer

9191 Towne Centre Drive, San Diego, CA 92122
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Branch Office address

James Smith
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Representative's signature


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Representative's number

(800) 622-3699
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Representative's phone number

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(In Florida, also present a Florida license I.D. #)

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AUTHORIZED SIGNATURE OF BROKER/DEALER

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17. MAIL APPLICATION TO:
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                           Jack White & Company
                           Insurance Department
                   9191 Towne Centre Drive, Second Floor
                            San Diego, CA 92122
                               (800) 622-3699

           Make check payable to: Fortis Benefits Insurance Company

                                                                   NOVEMBER 1995

                          EXEMPTIVE RELIEF RELIED UPON

    Fortis Benefits Insurance Company (the "Company"), Variable Account D of Fortis Benefits Insurance Company (the "Account") and Fortis Investors, Inc. ("Investors") have been granted exemptive relief by the Securities and Exchange Commission (the "Commission") to deduct mortality and expense risk ("M&E") charges from the assets of the Account pursuant to the terms of certain variable annuity contracts. Rel. No IC-20197(April 6, 1994)(order) and Rel. No. IC-20125(March 9, 1994)(notice), File No. 812-8766. The Company, the Account and Investors rely on that relief, to the extent necessary, with respect to deduction of the M&E charge pursuant to the variable annuity contracts that are the subject of this Form N-4 Registration Statement (the "Revised Contracts").

The exemptive relief referred to above specifically covers both (1) those variable annuity contracts that were described in detail in the related exemptive application (the "Original Contracts") and (2) any other variable annuity contracts offered through the Account "on a basis that is similar in all material respects to the basis on which the [Original] Contracts ... are offered." The Revised Contracts reflect changes from the Original Contracts, which do not materially affect the appropriateness of the exemptive relief previously obtained. The principal differences between the Revised Contracts, as described in the exemptive application, and the Original Contracts are itemized below.

       1. The Account subaccounts funding the Revised Contracts will invest in different underlying mutual fund portfolios from those funding the
    Original Contracts. The right to make such changes, however, is specifically reserved by the Company in the exemptive application.

       2. The minimum purchase payment after the initial premium will generally be $500 under the Revised Contracts, as compared with $1,000 under the Original Contracts. This change tends to increase the expense risks to which the Company is subject.

       3. The minimum partial withdrawal amount will be $1,000 under the Revised Contracts, as compared with $500 under the Original
    Contracts. The change tends to decrease the expense risks to which the Company is subject.

       4. The Revised Contracts will not impose the daily asset charge for administrative expenses that the Original Contracts impose at an effective rate of .15% per annum. Nor will the Revised Contracts impose the contingent deferred sales charge ("CDSC") that the Original Contracts impose at a rate of up to 5% of purchase payments. Although the exemptive application represents that the Company will not raise these charges, the application imposes no restrictions on the reduction or deletion of these charges. Indeed, the exemptive application specifically permits waiver of the CDSC under circumstances permitted by the Investment Company Act of 1940 ("1940 Act"), rules thereunder, or applicable Commission exemptive orders or staff interpretations or no-action positions. The Company believes that the elimination of the .15% administrative charge and the CDSC as to the Revised Contracts are permitted by the 1940 Act and rules thereunder.

       5. Although the Revised Contracts will not impose any administrative expense charge computed as a percentage of assets, they will (like the Original Contracts) impose a $30 ($35 for the Original Contract) annual administrative charge. Although the Original Contracts imposed this charge only on contracts having account values of less than $25,000, this charge will be imposed on all Revised Contracts, regardless of account value. The effect of the revisions in the asset-based and annual administrative charges is to impose lower overall administrative charges under the Revised Contracts than under the Original Contracts.

       6. The Original Contracts provided a death benefit equal to the greater of (a) the sum of all premium payments made (subject to certain adjustments) (b) the Contract's account value, or (c) the Contract's account value as of the Contract's 5-year anniversary immediately preceding the date the annuitant or contract owner dies or reaches age 75 (subject to certain adjustments). The death benefit under the Revised Contracts imposes a smaller degree of mortality risk on the Company than does the death benefit under the Original Contracts.

       7. The M&E charge under the Revised Contracts will be at an aggregate nominal rate of .45% per annum, as compared with 1.25% per annum for the Original Contracts. Although the exemptive application states that this charge will not be raised, the application imposes no restrictions on the reduction of this charge.

       8. The general account option under the Revised Contracts offered in some or all states will be so-called "market value adjustment"
    account, interests in which will be registered on Form S-1, whereas the general account option under the Original Contracts is offered and sold in reliance on the exemption provided in Section 3(a)(8) of the Securities Act of 1933 ("1933 Act"). The nature of the general account option has no relevance to the M&E relief previously obtained. The exemptive application does not state whether interests under the general account option pursuant to the Original Contracts would be registered under the 1933 Act, and nothing in the application would preclude such registration.

The exemptive application requested exemptive relief based on the representation set forth therein that the level of the M&E charge under the Original Contracts was "within the range of industry practice for comparable annuity contracts." As noted above, under the Revised Contracts, the rate of the M&E charge will be substantially reduced, the CDSC will be eliminated, and the administrative charges will be substantially reduced. The effect of these changes is that the Revised Contracts will be among the lowest cost variable annuity contracts available. In particular, the Revised Contracts will have the lowest M&E charge rate of any comparable contracts of which the Company is aware. Accordingly, although some of the changes reflected in the Revised Contracts reduce the Company's mortality and expense risks, the representation quoted above from the Original Application will remain fully accurate with respect to the Revised Contracts.

Each other representation in the Original Application will also remain fully accurate as to the Revised Contracts. Specifically (and without limitation), in concluding that the level of the M&E charge under the Revised Contracts is within the range of industry practice for comparable annuity contracts, the Company and Investors (the "Companies") have reviewed publicly available information regarding products of other companies, taking into consideration such factors as guaranteed minimum death benefits, guaranteed annuity purchase rates, minimum initial and subsequent purchase payments, other contract charges, the manner in which charges are imposed, market sector, investment options under contracts, and availability to individual qualified and non-tax-qualified plans. The Companies will maintain at their respective principal offices, and make available on request to the Commission or its staff, a memorandum setting forth in detail, with respect to the Revised Contracts, the variable annuity products analyzed and the methodology, and result of, the Companies' comparative review. Moreover, the Companies have concluded that there is a reasonable likelihood that the proposed distribution financing arrangements made with respect to the Revised Contracts will benefit the Account and investors in the Revised Contracts. The basis for such conclusion as to the Revised Contracts will be set forth in a memorandum which will be maintained by the Companies at their principal offices and will be available to the Commission or its staff on request.

Based on the foregoing analysis, the Companies believe that the Revised Contracts are offered on a basis that is similar to that on which the Original Contracts are offered, in all respects material to the exemptive relief previously obtained.

DAP471